                                                                   EXHIBIT 10.17
















                            MICROFIELD GRAPHICS, INC.



                       Note and Warrant Purchase Agreement







                                   DATED AS OF



                                  JUNE 30, 2000




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                                TABLE OF CONTENTS



1.       Purchase and Sale of Note and Issuance of the Warrant...........................................1

         1.1.     Sale and Purchase of the Note..........................................................1

         1.2.     Issuance of Warrants...................................................................1

         1.3.     Authorization of Note and Securities...................................................1

         1.4.     Issuance and Delivery of the Note and Warrants.........................................1

2.       Representations and Warranties of the Company...................................................2

         2.1.     Due Incorporation, Qualification, etc..................................................2

         2.2.     Authority; Enforceability..............................................................2

         2.3.     Non-Contravention......................................................................2

         2.4.     Approvals..............................................................................2

         2.5.     Capitalization.........................................................................3

         2.6.     Subsidiaries and Affiliates............................................................3

         2.7.     Securities.............................................................................3

         2.8.     SEC Documents..........................................................................3

         2.9.     Absence of Undisclosed Liabilities and Certain Changes.................................4

         2.10.    Compliance with Laws...................................................................4

         2.11.    Claims and Legal Proceedings...........................................................4

         2.12.    Full Disclosure........................................................................4

         2.13.    Directors' and Officers' Insurance.....................................................5

         2.14.    Brokers or Finders.....................................................................5

         2.15.    Intellectual Property Rights...........................................................5

3.       Representations and Warranties of the Purchaser.................................................5

         3.1.     Purchase for Own Account...............................................................5



         3.2.     Unregistered Securities................................................................6

         3.3.     Receipt of Information.................................................................6

         3.4.     Purchaser Status and Risk..............................................................6

         3.5.     Knowledge and Experience...............................................................7

         3.6.     Residence..............................................................................7

         3.7.     Authorization of Agreement.............................................................7

4.       Conditions to Company's Obligations at the Closing..............................................7

         4.1.     Representations and Warranties.........................................................7

         4.2.     Payment of Purchase Price and Performance..............................................8

         4.3.     Covenants..............................................................................8

         4.4.     Transaction Documents..................................................................8

5.       Conditions to Purchaser's Obligations at the Closing............................................8

         5.1.     Representations and Warranties.........................................................8

         5.2.     Performance............................................................................8

         5.3.     Covenants..............................................................................8

         5.4.     Transaction Documents..................................................................8

         5.5.     Board of Directors Seats...............................................................9

         5.6.     Loan Restructuring.....................................................................9

         5.7.     Consents...............................................................................9

6.       General and Financial Covenants.................................................................9

         6.1.     Payment of Notes and Maintenance of Office.............................................9

         6.2.     Debt Restrictions......................................................................9

         6.3.     Merger, Consolidation, etc............................................................10

         6.4.     Charter Amendments....................................................................10

7.       Reporting Covenants............................................................................10



         7.1.     Financial and Business Information....................................................10

         7.2.     Officer's Certificates; Management Reports............................................13

         7.3.     Accountants' Certificates.............................................................13

         7.4.     Inspection............................................................................14

         7.5.     Confidential Information..............................................................14

8.       Additional Covenants...........................................................................15

         8.1.     Use of Proceeds.......................................................................15

         8.2.     Publicity.............................................................................15

         8.3.     Blue Sky Laws.........................................................................15

         8.4.     Directors' and Officers' Insurance....................................................15

         8.5.     Further Assurances....................................................................15

9.       General Provisions.............................................................................16

         9.1.     Survival of Warranties................................................................16

         9.2.     Notices...............................................................................16

         9.3.     Amendments and Waivers................................................................16

         9.4.     Governing Law.........................................................................16

         9.5.     Expenses..............................................................................16

         9.6.     Successors and Assigns................................................................17

         9.7.     Severability..........................................................................17

         9.8.     Entire Agreement and Counterparts.....................................................17


                            MICROFIELD GRAPHICS, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT


         THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") is made as of June30, 2000, by and among Microfield Graphics, Inc., an Oregon Corporation (the "Company"), and JMW Capital Partners, Inc. (the "Purchaser").

         Certain capitalized terms used herein have the meanings ascribed thereto in Schedule A attached hereto.

1.       PURCHASE AND SALE OF NOTE AND ISSUANCE OF THE WARRANT

         1.1.     SALE AND PURCHASE OF THE NOTE

         Upon the terms and subject to the conditions contained herein, the Purchaser hereby agrees to lend to the Company Four Hundred Thousand and No/100 Dollars ($400,000) in exchange for a subordinated, promissory note in the form attached as Exhibit A (the "Note").

         1.2.     ISSUANCE OF WARRANTS

         The Company will issue to the Purchaser two stock purchase warrants, each in the form attached as EXHIBIT B (collectively, the "Warrants"), to purchase 1,033,000 shares of the Company's Common Stock ("Common Stock") at an exercise price of $0.50 per share and 1,033,000 shares of Common Stock at an exercise price of $0.38722 per share, respectively. The Warrants are being issued in aggregate consideration for $100.00. The Warrants will be exercisable for a period of five years.

         1.3.     AUTHORIZATION OF NOTE AND SECURITIES

         The Company will, prior to the Closing (as defined in Section 1.4), authorize the issuance of the Note in the principal amount of Four Hundred Thousand and No/100 Dollars ($400,000), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

         1.4.     ISSUANCE AND DELIVERY OF THE NOTE AND WARRANTS

         The issuance of the Note and the Warrants shall take place at the closing to be held at such place and time and on such date (the "Closing Date") as the Company and Purchaser may determine (the "Closing"). At the Closing, the Company will deliver to Purchaser the Note, which shall be registered in the name of "JMW Capital Partners, Inc.," against receipt by the Company, at account number 153600083502 at U.S. Bank in the name of the Company of amount in immediately available funds equal to Four Hundred Thousand and No/100 Dollars ($400,000), which amount shall be a loan under the Note.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser as follows as of the date hereof:

         2.1.     DUE INCORPORATION, QUALIFICATION, ETC.

         The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) is duly qualified, licensed to do business and in good standing as foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

         2.2.     AUTHORITY; ENFORCEABILITY

         The execution, delivery and performance of the Company of this Agreement, the Note, the Warrants, the Registration Rights Agreement and the Engagement Letter (collectively, the "Transaction Documents") will be, at or prior to Closing, duly authorized by all requisite action of the Company and its directors and shareholders. This Agreement and each of the other Transactions Documents has been duly executed and delivered by the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2.3.     NON-CONTRAVENTION

         The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance and consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrant Shares pursuant to the Warrants, do not and will not (i) violate the Articles of Incorporation or Bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

         2.4.     APPROVALS

         No consent, approval, order of authorization of, or registration, declaration or filing with any governmental authority or other person or entity (including, without limitation the shareholders of the Company or any other person or entity) is required in connection with the execution and delivery of this Agreement and the other Transaction Documents and the performance and consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrant Shares pursuant to the Warrants), other than those that may be necessary to perfect exemptions from the registration requirements federal and state securities laws.

         2.5.     CAPITALIZATION

         The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and no shares of the Company's Preferred Stock. As of April 11, 2000, the issued and outstanding capital stock of the Company consisted solely of 4,135,185 shares of Common Stock. All of such shares are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws. Other than (a) options to purchase up to 481,881 shares of Common Stock which have been granted under the Company's 1986 Stock Option Plan and Restated 1995 Stock Incentive Plan (the "Plans") and were outstanding as of January 1, 2000,
(b) warrants to purchase up to 280,000 shares of Common Stock, and (c) pursuant to that certain Amended and Restated Share Ownership, Voting and Right of First Refusal Agreement dated as of March 25, 1999 by and among the Company, Steelcase, Inc. and the Executives named therein, there are no outstanding rights of first refusal or offer, co-sale rights, preemptive rights, options (other than options granted under the Plans since January 1, 2000 in the ordinary course of business and consistent with past practice), warrants, or other rights or agreements, either directly or indirectly, for the purchase or acquisition from the Company of any shares of Company capital stock or any securities convertible into or exchangeable for shares of Company capital stock, and the Company is not committed to issue or grant any such rights, options, warrants or other agreements.

         2.6.     SUBSIDIARIES AND AFFILIATES

         Other than the Company's wholly-owned foreign sales corporation formed under the laws of Barbados, the Company does not own or control, and has not in the past owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity or any interest therein, and the Company has no agreement or commitment to purchase any such interest.

         2.7.     SECURITIES

         The Warrant Shares have been duly reserved and authorized for issuance, and the Warrant Shares, when issued and delivered pursuant to the exercise of the Warrants in accordance with the terms thereof, shall be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations and warranties contained in Section 3, the Warrants are being issued in compliance with applicable federal and state securities laws.

         2.8.     SEC DOCUMENTS

         The Company has furnished or made available to Purchaser true and complete copies of its Annual Report on Form 10-K for the fiscal year ended January 1, 2000, and all Forms 10-Q and 8-K filed after the date of such Form 10-K (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder. All contracts and agreements to which the Company is a party or by which it is bound and that are described by Item 601 of Regulation S-K under the Securities Act are included as Exhibits to the SEC Documents.

         2.9.     ABSENCE OF UNDISCLOSED LIABILITIES AND CERTAIN CHANGES

         The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the January1, 2000 audited balance sheet included in the SEC Documents, except (x) liabilities or obligations incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice and (y) such other liabilities and obligations incurred prior to such date that have not had, or could reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, condition (financial or other) or prospects of the Company (a "Material Adverse Effect").

         Since the January 1, 2000 financial statements included in the SEC Documents, there has not been any change which by itself or in conjunction with all other such changes, has had, or could reasonably be expected to have, a Material Adverse Effect, except as disclosed in the SEC Documents.

         2.10.    COMPLIANCE WITH LAWS

         The Company is in compliance in all material respects with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to any of its properties, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, and labor and employment matters. Except as disclosed in the SEC Documents, the Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

         2.11.    CLAIMS AND LEGAL PROCEEDINGS

         Except as disclosed in the SEC Documents, there are no material claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person or entity. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party.

         2.12.    FULL DISCLOSURE

         No information furnished by the Company to Purchaser in connection with this Agreement or the other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

         2.13.    DIRECTORS' AND OFFICERS' INSURANCE

         The Company has provided to Purchaser a true and complete copy of its current directors' and officers' liability insurance policy. Such policy is in full force and effect as of the date hereof.

         2.14.    BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar changes in connection with this Agreement or any transaction contemplated hereby, except pursuant to the Engagement Letter.

         2.15.    INTELLECTUAL PROPERTY RIGHTS

         The Company owns or otherwise has a right to use all patented inventions, trademarks, trade names, service marks and copyrights (collectively "Intellectual Property Rights") used by the Company in the conduct of its business as currently conducted, except for those Intellectual Property Rights the lack of which could not reasonably be expected to have a Material Adverse Effect. There is no material claim, action or cause of action challenging the Company's use of the Intellectual Property Rights or challenging or questioning the validity or effectiveness of any Intellectual Property Rights. To the Company's knowledge, neither the Company's operations nor the Intellectual Property Rights infringe upon any validly issued or pending patent, trademark, trade name, service mark, copyright or other right of any person or entity.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

         3.1.     PURCHASE FOR OWN ACCOUNT

         Purchaser is acquiring the Warrants and/or Warrant Shares and the Note (collectively, the "Securities") for Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Warrants.

         3.2.     UNREGISTERED SECURITIES

         Purchaser understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state by reason of specific exemptions therefrom; (ii) the Securities must be held by indefinitely, and, therefore, must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations; (iii) each of the Securities will be endorsed with a legend substantially as follows:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE.

and (iv) the Company will instruct any transfer agent not to register the transfer of the Securities unless the conditions specified in the foregoing legend are satisfied.

         3.3.     RECEIPT OF INFORMATION

         Purchaser has been furnished with such materials and has been given access to such information relating to the Company as Purchaser has requested and Purchaser has been afforded the opportunity to ask questions regarding the Company and the Securities, all as Purchaser has found necessary to make an informed investment decision. Without limiting the foregoing, Purchaser and Designees have reviewed the Company's filings under the Securities Exchange Act of 1934, as amended. Purchaser has been solely responsible for its own due diligence investigation of the Company and its proposed business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

         3.4.     PURCHASER STATUS AND RISK

         Purchaser is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended. Purchaser is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of Purchaser's investment in the Securities. Purchaser recognizes that the Securities as an investment involve a high degree of risk. Purchaser understands and acknowledges that there can be no assurance that the Company will be able to meet its projected goals and that the Company will need significant additional capital to be successful, which capital may not be readily available.

         3.5.     KNOWLEDGE AND EXPERIENCE

         Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risks of an investment in the Company. Purchaser acknowledges hereby that it has been advised to and has obtained, to the extent Purchaser deems necessary, professional (including legal) advice with respect to the risks inherent in the investment in the Securities, the condition of the Company, the suitability of the investment in the Securities in light of Purchaser's condition and investment needs, and the terms and conditions of this Agreement and documents relating to the investment in the Securities. The investment in the Securities is suitable for Purchaser based upon Purchaser's investment objectives and financial needs, and Purchaser has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of the investment with respect to the Securities. Purchaser's overall commitments to investments that are illiquid or not readily marketable are not disproportionate to Purchaser's net worth, and investment in the Securities will not cause such overall commitment to become excessive.

         3.6.     RESIDENCE

         For purposes of the application of state securities laws, Purchaser represents that it is domiciled in the state of Oregon.

         3.7.     AUTHORIZATION OF AGREEMENT

         The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

4.       CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING

         The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of the following conditions, unless waived in writing by the Purchaser:

         4.1.     REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Purchaser contained in Section 3 of this Agreement shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

         4.2.     PAYMENT OF PURCHASE PRICE AND PERFORMANCE

         Purchaser shall have delivered the purchase price specified in Section
1.3 of this Agreement to be delivered at the closing, in the form specified in
Section 1.3 of this Agreement. Purchaser shall also have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

         4.3.     COVENANTS

         Purchaser shall have performed all covenants set forth in this Agreement required to be performed prior to the Closing.

         4.4.     TRANSACTION DOCUMENTS

         Purchaser shall have duly executed and delivered to Company this Agreement, the Registration Rights Agreement in the form attached as EXHIBIT C (the "Registration Rights Agreement"), and the Engagement Letter in the form attached as EXHIBIT D (the "Engagement Letter").

5.       CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING

         The obligations of Purchaser to Company under this Agreement are subject to the fulfillment at or before Closing (unless otherwise specified) to each of the following conditions, unless waive in writing by the Company.

         5.1.     REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company contained in Section 2 of this Agreement shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made as of the date of the Closing.

         5.2.     PERFORMANCE

         The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

         5.3.     COVENANTS

         Company shall have performed all covenants set forth in this Agreement required to be performed prior to the Closing.

         5.4.     TRANSACTION DOCUMENTS

         Company shall have duly executed and delivered to Purchaser this Agreement, the Warrants, the Note, the Registration Rights Agreement and the Engagement Letter.

         5.5.     BOARD OF DIRECTORS SEATS

         The Board of Directors of the Company shall have elected to the Board of Directors, contingent upon the Closing, two individuals selected by Purchaser.

         5.6.     LOAN RESTRUCTURING

         The Company's inventory loan with Silicon Valley Bank (the "Loan") shall have been restructured to Purchaser's satisfaction to provide for a maximum pay-down of $75,000, with the balance to be repaid over a period of no less than six months from the Closing Date.

         5.7.     CONSENTS

         The Company shall have delivered to Purchaser copies of all consents required to authorize or approve the transactions contemplated by the Transaction Documents.

6.       GENERAL AND FINANCIAL COVENANTS

         The Company covenants for the benefit of the holders of the Note that on and after the Closing Date and so long as the Note shall be outstanding:

         6.1.     PAYMENT OF NOTES AND MAINTENANCE OF OFFICE

         The Company will punctually pay, or cause to be paid, the principal of and interest on the Note, as and when the same shall become due according to the terms hereof and of the Note, and the Company will maintain an office at the address of the Company as provided in Section 9.2. Such office will be maintained at such address until such time as the Company notifies Purchaser of any change of location of such office, which office will in any event be located within the United States of America.

         6.2.     DEBT RESTRICTIONS

                  (a) COMPANY DEBT RESTRICTIONS. The Company will not directly or indirectly, at any time create, incur, issue, assume, guarantee or otherwise become liable with respect to any Debt, except:

                           (i)      Debt evidenced by the Note;

                           (ii)     Senior Debt (as defined in the Note); and

                           (iii) Qualified Revolving Facility Debt, PROVIDED, that the aggregate principal amount outstanding in respect thereof does not at any time exceed the Company's total revenues for the immediately preceding 90 days and, PROVIDED FURTHER, that immediately after giving effect to the incurrence from time to time of such Debt and the application of the proceeds thereof, no Default or Event of Default would exist.

                  (b) COMPLIANCE WITH LAW. The Company will, and will cause each Subsidiary to, comply with all laws, ordinances and governmental rules and regulations to which it is subject and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary for the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.3.     MERGER, CONSOLIDATION, ETC.

         The Company will not, nor will the Company permit any Subsidiary to, merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to consolidate with or merge into it.

         6.4.     CHARTER AMENDMENTS

         The Company will not amend, or permit any of its Subsidiaries to amend, its articles or certificate of incorporation or bylaws (or other similar documents).

7.       REPORTING COVENANTS

         7.1.     FINANCIAL AND BUSINESS INFORMATION

         The Company shall deliver to Purchaser:

                           (a) MONTHLY FINANCIAL STATEMENTS -- as soon as
                  practicable after the end of each monthly fiscal period in each fiscal year of the Company, and in any event within thirty (30) days thereafter:

                                    (i) a consolidated balance sheet as of the
                           end of such month; and

                                    (ii) consolidated statements of income,
                           changes in shareholders' equity and cash flows for such month and for the portion of such fiscal year ending with such month;

                  for the Company and its Subsidiaries, setting forth in each case, in comparative form, the financial statements for such month and for the portion of such fiscal year ending with and including such month, together with the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, certified by a senior financial officer of the Company that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP applicable to monthly financial statements generally, subject to adjustment, and accompanied by the certificate as required by Section 7.2; PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission (or any successor agency) shall be deemed to satisfy the requirements of this Section 7.1(a), so long as such financial statements are contained therein;

                           (b) ANNUAL FINANCIAL STATEMENTS -- as soon as
                  practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter:

                                    (i) a consolidated balance sheet as at the
                           end of such year; and

                                    (ii) consolidated statements of income,
                           changes in shareholders' equity and cash flows for such year;

                  for the Company and its Subsidiaries, setting forth, in the case of each financial statement, in comparative form, the financial statement for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                                    (A) an opinion thereon of independent
                           certified public accountants of recognized national standing (or independent certified public accountants approved by Purchaser in writing) selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

                                    (B) a certification by a senior financial
                           officer of the Company that such statements are complete and correct in all material respects; and

                                    (C) the certificates as required by Section
                           7.2 and Section 7.3;

         PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (A) above, shall be deemed to satisfy the requirements of this Section 7.1(b), so long as such financial statements are contained therein;

                  (c) AUDIT REPORTS AND MANAGEMENT LETTERS -- promptly upon receipt thereof, a copy of each other report (including, without limitation, any letters to the Company from the Company's auditors concerning the internal accounting controls of the Company) submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of the Subsidiaries;

                  (d) SEC AND OTHER REPORTS -- promptly upon their becoming available:

                           (i) each financial statement, report, notice or proxy
                  statement sent by the Company or any Subsidiary to shareholders or creditors generally;

                           (ii) each regular or periodic report (including,
                  without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission (or any successor agency) or any securities exchange (including, without limitation, any electronic stock quotation system); and

                           (iii) all press releases and other statements made
                  available by the Company or any Subsidiary to the public concerning material developments in the business of the Company or any Subsidiary;

                  (e) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within two business days of any officer of the Company becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (f) NOTICE OF CLAIMED DEFAULT -- within two business days of any officer of the Company becoming aware that the holder of the Note, or of any Debt or other security of the Company, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default, a written notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

                  (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by Purchaser.

         7.2.     OFFICER'S CERTIFICATES; MANAGEMENT REPORTS

                  (a) CERTIFICATE OF SENIOR OFFICER -- Each set of financial statements delivered pursuant to Section 7.1(a) and Section 7.1(b) shall be accompanied by a certificate of a senior financial officer of the Company, which certificate shall:

                           (i) COVENANT COMPLIANCE - set forth the financial
                  information (including calculations in reasonable detail and determinations of all defined values used therein) required in order to establish whether the Company was in compliance with the requirements of Section 6.4, Section 6.5, Section 6.7 and
                  Section 6.9, in each case where such Sections impose numerical financial requirements at all times during, or as of the end of, the period covered by the financial statements then being furnished (including with respect to each such requirement, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                           (ii) EVENT OF DEFAULT - set forth a statement that
                  the signer has reviewed the relevant terms of this Agreement and the Note and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review did not disclose the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3.     ACCOUNTANTS' CERTIFICATES

         Each set of annual financial statements delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating:

                  (a) that their audit examination has included a review of
         Section 6.4 through Section 6.10, inclusive, as such Sections relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in clause (c) of this Section 7.3;

                  (b) whether, in the course of their audit examination, there has been disclosed the existence, during the fiscal year covered by such financial statements (or whether they have knowledge of the existence as of the date of such accountants' certificate), of any condition or event which constitutes a Default or Event of Default, and if during their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards); and

                  (c) that based on their annual audit examination nothing came to their attention which caused them to believe that the Company was not in compliance with the provisions of Section 6.4 through Section 6.10, inclusive, as set forth in the officer's certificate delivered therewith pursuant to Section 7.2.

         7.4.     INSPECTION

         The Company shall permit the representatives of Purchaser, at the expense of Purchaser (or, if a Default or Event of Default shall exist at such time, at the expense of the Company), to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

         7.5.     CONFIDENTIAL INFORMATION

         For the purposes of this Section 7.5, "Confidential Information" means information delivered to Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Purchaser as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Purchaser or any Person acting on its behalf, (c) otherwise becomes known to Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to Purchaser under Section 7.1 that are otherwise publicly available. Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Purchaser in good faith to protect confidential information of third parties delivered to it, PROVIDED that Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure relates to the administration of the transaction contemplated by this Agreement), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 7.5,
(iii) any other
holder of the Note, (iv) any federal or state regulatory authority having jurisdiction over Purchaser, or (v) any other Person to whom such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement and the Note. In the event of any proposed disclosure pursuant to clauses (x) and (y) of clause (v) above, Purchaser will use reasonable efforts to notify the Company of such proposed disclosure prior to effecting such proposed disclosure.

8.       ADDITIONAL COVENANTS

         8.1.     USE OF PROCEEDS

         The Company will use up to $75,000 of the proceeds of the loan evidenced by the Note to pay-down the Loan and the balance for working capital. The Company will use no proceeds to redeem or repurchase any Company equity or equity-equivalent securities.

         8.2.     PUBLICITY

         The Company shall issue within one business day of the Closing Date a press release acceptable to Purchaser disclosing the transaction contemplated hereby. The parties shall issue no other press releases or public statements regarding the transaction contemplated hereby without the prior consent of the other party (which shall not be unreasonably withheld).

         8.3.     BLUE SKY LAWS

         The Company shall take all commercially reasonable steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Warrant Shares issuable upon exercise of the Warrants.

         8.4.     DIRECTORS' AND OFFICERS' INSURANCE

         Without the prior written consent of Purchaser, the Company will not let its directors' and officers' liability insurance policy lapse or terminate or reduce any levels of coverage thereunder from levels existing as of the date hereof.

         8.5.     FURTHER ASSURANCES

         Upon Purchaser's request, the Company shall take, at its own expense, such further actions and execute such additional instruments, certificates and agreements as shall be reasonably required to effect the transactions contemplated by the Transaction Documents.

9.       GENERAL PROVISIONS

         9.1.     SURVIVAL OF WARRANTIES

         The warranties and representations contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years from Closing. The covenants contained in this Agreement shall survive the execution and delivery of this Agreement for so long as the Company has obligations outstanding under the Note, except for the covenants contained in Sections 8.1 and 8.2, which shall survive for a period of two years from Closing.

         9.2.     NOTICES

         Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in
(d); or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address designated for such party in the Registration Rights Agreement.

         9.3.     AMENDMENTS AND WAIVERS

         Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder of the Note and the holders of a majority of the aggregate then outstanding Warrant Shares, if any. Any amendment or waiver effected in accordance with this section shall be binding on each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of any such securities, and the Company.

         9.4.     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, as such laws are applied to contracts made and to be wholly performed in Oregon by persons domiciled in Oregon.

         9.5.     EXPENSES

         The Company agrees, whether or not the transactions contemplated hereby are consummated, to pay, and hold the Investor and the holders of the Securities harmless from liability for the payment of:

                  (a) the fees and expenses of Investor's counsel arising in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (which fees and expenses shall be paid by check delivered to such counsel at the Closing);

                  (b) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement and the other Transaction Documents; and

                  (c) if (i) the Investor or other holder of Securities desires to sell or otherwise transfer any or all of the Securities held by it,
         (ii) a legal opinion is required prior to effecting such transfer and
         (iii) counsel for the Company declines to render such legal opinion to the Investor or such holder (without cost or expense to the Investor or such holder), the fees and expenses of counsel for the Investor or such holder in rendering such opinion.

         9.6.     SUCCESSORS AND ASSIGNS

         This Agreement shall be timely upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Company nor Purchaser may assign its right or obligations under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld, provided, however, that Company and Purchaser may, without consent of the other party, assign its rights or obligations under this Agreement to any person or entity that controls, is controlled by or is under common control with such assignor. Notwithstanding the foregoing, Purchaser's rights to assign its rights or obligations under the Note and the Warrants are as set forth therein.

         9.7.     SEVERABILITY

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         9.8.     ENTIRE AGREEMENT AND COUNTERPARTS

         This Agreement and the other documents delivered at the Closing constitute the entire agreement between the parties regarding their subject matter and supersede all prior agreements. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Note and Warrant Purchase Agreement to be duly executed and delivered by its duly authorized representative as of the date first above written.



MICROFIELD GRAPHICS, INC.                   JMW CAPITAL PARTNERS, INC.

By:  ___________________________            By:  __________________________

Name:  John B. Conroy                       Name:  _______________________

Title:  Chief Executive Officer             Title:  ________________________










                    [NOTE PURCHASE AGREEMENT SIGNATURE PAGE]

                                   SCHEDULE A

                              CERTAIN DEFINED TERMS

         CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required to recognize, for accounting purposes, the acquisition of an asset and the incurrence of a liability at such time.

         DEBT -- means, at any time, with respect to any Person, without duplication:

                  (a) its liabilities for borrowed money (whether or not evidenced by a Security);

                  (b) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such Person is personally liable in respect thereof);

                  (c) any obligations in respect of any Capital Lease of such Person;

                  (d) all obligations of such Person in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money);

                  (e) Swaps of such Person; and

                  (f) any Guaranty of such Person of any obligation or liability of another Person of a type described in any of clause (a) through clause (e), inclusive, of this definition.

         As used in this definition,

                  SWAPS -- means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         DEFAULT -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         EVENT OF DEFAULT has the meaning ascribed thereto in the Note.

         GUARANTY -- means with respect to any Person (for the purposes of this definition, the "GUARANTOR") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds:

                  (i) for the purchase or payment of such indebtedness, dividend or obligation; or

                  (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

                  (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then due or outstanding.

         LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

                  (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform

         Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

                  (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

                  (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

                  (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements or any Lien created pursuant to the terms of the Transaction Documents.

         PERSON -- means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

         PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         QUALIFIED REVOLVING FACILITY DEBT -- means Debt of the Company:

                  (a) in respect of loans, advances, letters of credit, acceptances and other similar credit facilities provided to the Company by any commercial bank or similar financial institution; and

                  (b) all of the proceeds of which are used by the Company and any of the Subsidiaries for their working capital purposes or to repay previously existing Qualified Revolving Facility Debt,

PROVIDED that the agreements and instruments governing such Debt do not restrict, in any manner, the ability of the Company to make any payments on the Note.

         SUBSIDIARY -- means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which fifty percent (50%) or more of the total Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.